Exhibit 23.1

Huddleston & Co., Inc.
Petroleum and Geological Engineers

1 Houston Center
1221 McKinney, Suite 3700
Houston, Texas 77010

PHONE (713) 209-1100  w  FAX (713) 752-0828

CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

Huddleston & Co., Inc. does hereby consent to the incorporation by reference in the Registration Statement on Form S-4 (No. 333-124544) of Dorchester Minerals, L.P. of our estimates of reserves, included in this Quarterly Report on Form 10-Q, and to all references to our firm included in this Quarterly Report.

HUDDLESTON & CO., INC.

By:      /s/ Gregory S. Floyd
    Gregory S. Floyd, P.E.
Vice President

Houston, Texas
August 4, 2009